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                                                                    Exhibit 4.4


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of February 26, 1998 by and among Bell Atlantic Corporation, a Delaware corporation ("BELL ATLANTIC"), Bell Atlantic Financial Services, Inc. ("FSI"), a Delaware corporation and wholly-owned subsidiary of Bell Atlantic, and the Managers named in the Purchase Agreement as defined below (the "MANAGERS") pursuant to the Purchase Agreement, dated as of February 12, 1998 (the "PURCHASE AGREEMENT"), among Bell Atlantic, FSI and the Managers. In order to induce the Managers to enter into the Purchase Agreement, Bell Atlantic and FSI have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         Bell Atlantic and FSI agree with the Managers, (i) for their benefit as Managers and (ii) for the benefit of the beneficial owners, including the Managers, (each a "HOLDER") from time to time of the Notes (as defined herein), as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         AFFILIATE: With respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

         AMENDMENT EFFECTIVENESS DEADLINE DATE: See Section 2(d) hereof.

         BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or obligated by law or executive order to close.

         DAMAGES ACCRUAL PERIOD:  See Section 2(e) hereof

         DAMAGES PAYMENT DATE: Each Interest Payment Date (as defined in the Indenture).

         DEFERRAL NOTICE:  See Section 3(i) hereof

         DEFERRAL PERIOD:  See Section 3(i) hereof

         EFFECTIVENESS PERIOD: The period commencing with the date hereof and ending on the earliest of (i) the redemption or exchange into Ordinary Shares or other Exchange Property (as defined in the Indenture) or other retirement and cancellation pursuant to the Indenture of all Notes, (ii) the first date on which there are no longer any Registrable Securities and (iii) April 1, 2003.


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         EVENT:  See Section 2(e) hereof.

         EVENT TERMINATION DATE:  See Section 2(e) hereof.

         EVENT DATE:  See Section 2(e) hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         FILING DEADLINE DATE:  See Section 2(a) hereof.

         HOLDER:  See the second paragraph of this Agreement.

         INDENTURE: The Indenture dated as of the date hereof among Bell Atlantic, FSI and, The Chase Manhattan Bank as trustee, pursuant to which the Notes are being issued, as amended from time to time.

         INITIAL SHELF REGISTRATION STATEMENT:  See Section 2(a) hereof.

         LIQUIDATED DAMAGES AMOUNT:  See Section 2(e) hereof.

         LOSSES:  See Section 6 hereof.

         MATERIAL EVENT:  See Section 3(i) hereof.

         NOTES: The FSI 5.75% Senior Exchangeable Notes due 2003 Exchangeable for Ordinary Shares of Telecom Corporation of New Zealand Limited ("TCNZ"), to be purchased by the Managers pursuant to the Purchase Agreement.

         NOTICE:  See Section 2(d) hereof

         NOTICE HOLDER: On any date, any Holder that has delivered Notice to Bell Atlantic on or prior to such date.

         ORDINARY SHARES: The ordinary shares of TCNZ, and any other shares of TCNZ as may constitute "Ordinary Shares" for purposes of the Indenture, including the Underlying Ordinary Shares.

         PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement,


                                       -2-

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including post-effective amendments, and all material incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

         PURCHASE AGREEMENT:  See the first paragraph of this Agreement.

         RECORD HOLDER: (i) With respect to any Damages Payment Date relating to any Note as to which any Liquidated Damages Amount has accrued, the Registered Holder of such Note on the record date with respect to the interest payment date under the Indenture, as the case may be, on which such Damages Payment Date shall occur.

         REGISTERED HOLDER: The holder of a Note that is registered as such on the books of The Depository Trust Company ("DTC"), Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") or Cedel Bank, societe anonyme ("CEDEL").

         REGISTRABLE SECURITIES: Each Note until (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of Bell Atlantic or FSI or (iii) its sale to the public pursuant to Rule 144 and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture, as the case may be.

         REGISTRATION EXPENSES:  See Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of Bell Atlantic and FSI that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         RESTRICTED SECURITIES:  As this term is defined in Rule 144.

         REGULATION S: Regulation S under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         RULE 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         RULE 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC:  The U.S. Securities and Exchange Commission.


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         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         SHELF REGISTRATION STATEMENT:  See Section 2(a) hereof.

         SUBSEQUENT SHELF REGISTRATION STATEMENT:  See Section 2(b) hereof.

         TRUSTEE: The Chase Manhattan Bank (or any successor entity), the Trustee under the Indenture.

         UNDERLYING ORDINARY SHARES: The Ordinary Shares for which the Notes are exchangeable.

         SECTION 2. SHELF REGISTRATION. (a) Bell Atlantic and FSI shall prepare and file with the SEC, by June 1, 1999 (the "FILING DEADLINE DATE") a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION STATEMENT") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. Bell Atlantic and FSI shall use their best efforts to cause the Initial Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable but in any event by September 1, 1999 (the "EFFECTIVENESS DEADLINE DATE") and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement becomes effective, each Holder that became a Notice Holder on or prior to the date ten Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

                  (b) If (i) the Shelf Registration Statement is not filed with the SEC or is not declared effective by the SEC by the Effectiveness Deadline Date or (ii) at any time during which the Shelf Registration Statement is required to be kept effective, it shall cease to be effective (other than as a result of the effectiveness of a successor registration statement), Bell Atlantic and FSI shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five (45) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, Bell Atlantic and FSI shall use their best efforts to cause the Subsequent Shelf Registration Statement to become effective within forty-five (45) days of such cessation of effectiveness and to keep such Registration Statement (or subsequent Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

                  (c) Bell Atlantic and FSI shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Bell Atlantic and FSI for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which Bell Atlantic and FSI do not reasonably object, as reasonably requested by the Managers or by the Trustee on behalf of the Registered Holders.

                  (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d) and Section 3(i) hereof. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration and related Prospectus agrees to give written notice ("NOTICE") to Bell Atlantic and FSI at least eight (8) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement which notice shall specify the date on which such Holder intends to begin such distribution and any information with respect to such Holder and the intended distribution of Registrable Securities by such Holder required to amend or supplement the Registration Statement with respect to such intended distribution of Registrable Securities by such Holder. From and after the date the Initial Shelf Registration Statement becomes effective, Bell Atlantic and FSI shall (i) if required by applicable law, file, as promptly as is reasonably practicable after the date Notice is delivered, and in any event within ten (10) Business Days after such date, with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file, as promptly as is reasonably practicable after Notice is delivered, and in any event within two (2) Business Days of the date distribution begins or such other period as may be required by applicable law, a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if Bell Atlantic and FSI shall file a post-effective amendment to the Shelf Registration Statement, use their best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice is delivered during a Deferral Period, Bell Atlantic and FSI shall so inform the Holder delivering such Notice and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i). Bell Atlantic and FSI shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus.

                  (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not become effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) either of Bell Atlantic or FSI have failed to perform their obligations set forth in
Section 2(d) within the time period required other than as a result of a failure of the Holders to meet their obligations under Section 2(d) and/or Section 4,
(iv) any post-effective amendment to the Shelf Registration Statement filed pursuant to Section 2(d)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date or (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "EVENT," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause
(ii), the date by which Bell Atlantic and FSI are required to perform their obligations set forth in Section 2(d) in the case of clause (iii), the Amendment Effectiveness Deadline Date in the case of clause (iv) and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (v) being referred to herein as an "EVENT DATE"). Events shall be deemed to continue until the "EVENT TERMINATION DATE," which shall be the following dates with respect to the respective types of Events: the date the Initial Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Registration Statement becomes effective under the Securities Act in the case of an Event of the type described in clause (ii), the date Bell Atlantic and FSI perform their obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iii), the date the relevant post-effective amendment to the Shelf Registration Statement becomes effective under the Securities Act in the case of an Event of the type described in clause
(iv) and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (v).

         Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "DAMAGES ACCRUAL PERIOD"), Bell Atlantic and FSI jointly and severally agree to pay, as liquidated damages and not as a penalty, an amount (the "LIQUIDATED DAMAGES AMOUNT"), payable on the Damages Payment Dates, prior to the redemption or exchange thereof, to Record Holders (as set forth in the succeeding paragraph) of the Notes accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first such portion, the Event Date) (except that with respect to the Event described in clause (i) above, the Company will have forty-five days to cure, and provided that in the event the Company does not cure by day forty five, the Liquidated Damages Amount will be payable

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retroactive to the Event Date, but will otherwise increase and accrue as set forth below) and ending on but excluding the next subsequent Damages Payment Date, in the form of an increase of .25% on the interest rate on the Notes each 90 day period that such additional interest continues to accrue; PROVIDED that such additional interest shall at no time exceed 1% per annum; PROVIDED FURTHER, that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) or (iv) of the preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notice that caused Bell Atlantic and FSI to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event. Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

         Bell Atlantic and FSI shall pay on each Damages Payment Date that portion of the Liquidated Damages Amount payable pursuant to this Section 2(e) in respect of any Damages Accrual Period that has accrued from and including the next preceding Damages Payment Date during such Damages Accrual Period (or, in respect of the first such portion, the Event Date with respect to such Damages Accrual Period) to but excluding such Damages Payment Date on any Note to the Record Holders thereof; PROVIDED, that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or exchanged for Underlying Ordinary Shares on a date prior to the Damages Payment Date, shall, in any such event, be paid instead to the holder who submitted such Note or portion thereof for redemption or exchange on the applicable redemption date or exchange date, as the case may be, on such date (or promptly following such date, in the case of an exchange); PROVIDED FURTHER, THAT, in the case of an Event of the type described in clause (iii) or
(iv) of the first paragraph of this Section 2(e), such Liquidated Damages Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph by check mailed to the address set forth in the Notice delivered by such Holder; and PROVIDED FURTHER that, notwithstanding anything to the contrary contained herein, in no event shall any Holder be entitled to any Liquidated Damages Amount with respect to a Note for any Damages Accrual Period when such Holder would not be entitled to interest on such Note during such Damage Accrual Period. The Trustee shall be entitled, on behalf of Registered Holders of Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         All of Bell Atlantic's and FSI's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a

Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

         The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available (absolutely or as a practical matter) for effecting resales of Registrable Securities in accordance with the provisions hereof

         SECTION 3. REGISTRATION PROCEDURES. In connection with the registration obligations of Bell Atlantic and FSI under Section 2 hereof, Bell Atlantic and FSI shall:

         (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Managers copies of all such documents proposed to be filed and use their best efforts to reflect in each such document when so filed with the SEC such comments as the Managers reasonably shall propose within two (2) Business Days of the delivery of such copies to the Managers.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; except during a Deferral Period, cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and, except during a Deferral Period, use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by, such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented; PROVIDED that during a Deferral Period Bell Atlantic and FSI will continue to comply with the provisions of the Rule 424 or any other filing or delivery requirement under the Securities Act with respect to any dispositions of Registrable Securities pursuant to the Registration Statement that occurred prior to such Deferral Period.

         (c) As promptly as reasonably practicable give notice to the Notice Holders and the Managers (i) when any Prospectus, Prospectus supplement Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement. or any post-effective amendment, when the same has become effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by Bell Atlantic or FSI of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event and
(vi) of the determination by Bell Atlantic or FSI that a post-effective amendment to a Registration Statement would be appropriate, which notice may, at the discretion of Bell Atlantic or FSI (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply. Notwithstanding the foregoing, such notice requirement will not apply during a Deferral Period with respect to clauses (i), (ii), (v) and (vi) above.

         (d) Use their reasonable best efforts, except during a Deferral Period, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as reasonably practicable.

         (e) If reasonably requested by the Manager or any Notice Holder, as promptly as reasonably practicable, except during a Deferral Period, incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Managers or such Notice Holder shall, on the basis of an opinion of nationally recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; PROVIDED, that Bell Atlantic and FSI shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for Bell Atlantic or FSI, as the case may be, in compliance with applicable law.

         (f) As promptly as reasonably practicable furnish to each Notice Holder and each Manager, without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless reasonably requested in writing by such Notice Holder or the Managers, as the case may be).

         (g) Except during a Deferral Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and Bell Atlantic and FSI hereby consent to the use of such Prospectus or each amendment or supplement-thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

         (h) As promptly as reasonably practicable register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice); keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; PROVIDED, that neither Bell Atlantic nor FSI will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

         (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) subject to the next sentence, the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the sole and absolute discretion of Bell Atlantic makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) as promptly as reasonably practicable prepare and file, if necessary pursuant to applicable law, a post-effective prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their best efforts to cause it to become effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") and, upon receipt of any Deferral Notice, each Notice Holder shall not sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by Bell Atlantic that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Bell Atlantic and FSI will use their best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable except during a Deferral Period resulting from clause (y) or (z) of this sentence, (y) in the case of clause (B) above, as soon as, in the sole judgment of Bell Atlantic public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Bell Atlantic or FSI or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the sole and absolute discretion of Bell Atlantic such suspension is no longer appropriate. Bell Atlantic and FSI shall be entitled to exercise their right under this Section 3(i) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring any obligation to pay liquidated damages pursuant to Section 3(e), for a period, (the "DEFERRAL PERIOD") not to exceed 90 days (whether or not consecutive) in any twelve (12) month period.

         (j) Upon not less than ten (10) Business Days prior written notice describing with reasonable particularity the requested information, if requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection (but not copying) during normal business hours by the Notice Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant material financial and other records, pertinent corporate documents and properties of Bell Atlantic and its subsidiaries (including FSI)(with the determination of what is relevant and material to be determined in Bell Atlantic's reasonable discretion), and cause the executive officers, directors and designated employees of Bell Atlantic and its subsidiaries (including FSI) to make reasonably available for inspection all relevant material information, as determined in Bell Atlantic's reasonable discretion, reasonably requested by such Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case, solely to the extent disclosure of such records or information is customary for similar "due diligence" examinations; PROVIDED, that any information that is designated by Bell Atlantic, in good faith, as confidential at the time of delivery of such information shall be kept strictly confidential by such Notice Holders and any such broker-dealer, attorney or accountant and not used for any purpose other than the completion of a "due diligence" examination and shall not be disclosed to any other person or to any individual within an organization other than those directly involved with the proposed disposition, unless such disclosure is made in connection with a court proceeding or is required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, and each person or organization involved in such examination shall enter into a confidentiality agreement to such effect; and PROVIDED FURTHER, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

         (k) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section I I (a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the, Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of Bell Atlantic after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (l) Unless all Registrable Securities shall be held in book-entry form, cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends (unless such legends are necessary in the reasonable opinion of counsel to Bell Atlantic or FSI to comply with applicable law). and cause such Registrable Securities to be in such denominations and registered in such names as such Notice Holder may request.

         (m) Provide a CUSIP number for all Registrable Securities not later than the effective date of the Initial Shelf Registration Statement and provide the Trustee with printed certificates for the Registrable Securities that are in a form eligible for deposit with DTC, Euroclear and Cedel.

         (n) Provide such information as may be required for any filings made with the National Association of Securities Dealers, Inc. (other than information relating to underwriters or similar persons or selling Stockholders).

         (o) Upon (i) the filing of the Initial Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

         SECTION 4. HOLDER'S OBLIGATIONS. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished Bell Atlantic and FSI with notice as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to Bell Atlantic and FSI all information required to be disclosed in order to make the information previously furnished to Bell Atlantic and FSI by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as Bell Atlantic and FSI may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such

Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         SECTION 5. REGISTRATION EXPENSES. Bell Atlantic shall bear all fees and expenses incurred in connection with the performance by Bell Atlantic and FSI of their obligations under Sections 2 and 3 whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC, Euroclear and Cedel), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder,
(iv) fees and disbursements of counsel for Bell Atlantic and FSI in connection with the Shelf Registration Statement, (v) reasonable fees and disbursements of the Trustee and its counsel and (vi) Securities Act liability insurance obtained by Bell Atlantic in its sole discretion. In addition, Bell Atlantic shall bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders, which shall be a nationally recognized law firm experienced in securities law matters designated by the Managers, with the written consent of Bell Atlantic (which shall not be unreasonably withheld). In addition, Bell Atlantic shall pay the internal expenses of Bell Atlantic and FSI (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of Bell Atlantic are then listed and the fees and expenses of any person, including special experts, retained by Bell Atlantic or FSI. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay all registration expenses to the extent Bell Atlantic or Bell FSI is prohibited by applicable Blue Sky laws from paying for or on behalf of such seller of Registrable Securities.

         SECTION 6. INDEMNIFICATION.

         (a) INDEMNIFICATION BY BELL ATLANTIC AND FSI. Bell Atlantic and FSI shall indemnify and hold harmless each Notice Holder and each person, if any, who controls any Notice Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "LOSSES"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon the information relating to any Holder furnished to Bell Atlantic and FSI in writing by such Holder expressly for use therein; PROVIDED, that the indemnification contained in this paragraph shall not inure to the benefit of any Holder of Registrable Securities (or to the benefit of any person controlling such Holder) on account of any such Losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of Bell Atlantic and FSI with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

         (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. Each Holder agrees severally and not jointly to indemnify and hold harmless Bell Atlantic and FSI and their respective directors and officers, and each person, if any, who controls Bell Atlantic or FSI (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder so furnished in writing by such Holder to Bell Atlantic and FSI expressly for use in such Registration Statement or Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) t he named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority of principal amount of Notes covered by the Shelf Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to
Section 6(b), Bell Atlantic and FSI. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) CONTRIBUTION. To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by Bell Atlantic and FSI shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase

Agreement (before deducting expenses) of the Registrable Securities to which such Losses relate. Benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and Bell Atlantic and FSI on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by Bell Atlantic or FSI and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section I I (o of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The indemnity, contribution and expense reimbursement obligations of the parties hereunder shall be in addition to any liability any indemnifying party may otherwise have hereunder, under the Purchase Agreement or otherwise.

         (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or Bell Atlantic or FSI, or Bell Atlantic's or FSI's officers or directors or any person controlling Bell Atlantic or FSI and (iii) the sale of any Registrable Securities by any -Holder.

         SECTION 7. INFORMATION REQUIREMENTS. (a) Bell Atlantic and FSI covenant that, if at any time before the end of the Effectiveness Period, Bell Atlantic is not subject to the reporting requirements of the Exchange Act, they will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such

Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule- 144, Rule 144A and Regulation S under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the request of any Holder of Registrable Securities, each of Bell Atlantic and FSI shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in Bell Atlantic's or FSI's most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require Bell Atlantic or FSI to register any of its securities under any section of the Exchange Act.

         SECTION 8.        MISCELLANEOUS.

         (a) NO CONFLICTING AGREEMENTS. Neither Bell Atlantic nor FSI has, as of the date hereof, nor shall, on or after the date of this Agreement, enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. Each of Bell Atlantic and FSI represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the Holders of Bell Atlantic's or FSI's securities under any other agreements.

         (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Bell Atlantic and FSI have obtained the written consent of Holders of a majority in principal amount of the Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; PROVIDED, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                  (x) if to a Holder of Registrable Securities, at the most current address given by such Holder to Bell Atlantic and FSI in notice or any amendment thereto;

                  (y)   if to Bell Atlantic or FSI, to:

                        Bell Atlantic Corporation
                        1095 Avenue of the Americas
                        New York, N.Y. 10036
                        Attention: Treasurer
                        Telecopy No.:   212-597-2589

                        with a copy to the Vice President,
                        Assistant General Counsel and Secretary at such address

                        and

                  (z)   if to the Managers, to:
                        SBC Warburg Dillon Read, Inc.
                        535 Madison Avenue
                        New York, NY 10022
                        Attention:  Syndicate Department

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

         (d) APPROVAL OF HOLDERS. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by Bell Atlantic, FSI or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Managers or subsequent Holders-of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (e) SUCCESSORS AND ASSIGNS. Any person who purchases any Registrable Securities from the Managers shall be deemed, for purposes of this Agreement, to be an assignee of the Managers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterpart, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

         (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by Bell Atlantic and FSI with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Bell Atlantic and FSI with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

         (k) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    BELL ATLANTIC CORPORATION



                                    By: /s/ Ellen C. Wolf
                                        -----------------------------
                                    Name: Ellen C. Wolf
                                    Title: Vice President - Treasurer



                                    BELL ATLANTIC FINANCIAL
                                      SERVICES, INC.



                                    By: /s/ Janet M. Garrity
                                        -----------------------------
                                       Name: Janet M. Garrity
                                       Title: President and Treasurer

Accepted as of the date first above written:


SWISS BANK CORPORATION, LONDON BRANCH
(on behalf of the Managers and for the benefit of the Holders)



By:
      Name:
      Title:



By:
   ------------------------------
      Name:
      Title: